EXHIBIT 10.51

[*]Confidential treatment has been requested for the information indicated pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The copy on file as an exhibit omits the information subject to the confidentiality request. Such omitted information has been filed separately with the Commission.

                   AGREEMENT FOR TELECOMMUNICATION SERVICES


          THIS AGREEMENT is entered into by and between KNOLOGY HOLDINGS, INC. with offices located in West Point, Georgia (hereinafter "Customer") and ITC*DELTACOM COMMUNICATIONS, INC., an Alabama corporation with offices located in West Point, Georgia, (hereinafter "ITC*DeltaCom"), collectively referred to as the "Parties", and shall be effective on the date last appearing below.

          WHEREAS, Customer desires to purchase certain telecommunication services from DeltaCom; and

          WHEREAS, ITC*DeltaCom desires to provide Customer with certain telecommunication services.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, ITC*DeltaCom and Customer agree as follows:

          1. TERM: The term of this Agreement shall commence on the date of signature and continue for a period of twelve (12) consecutive months. Upon expiration of the term hereof, this Agreement shall be continued month to month thereafter, with either Party having the right to terminate this Agreement by giving Sixty (60) days prior written notice to the other.

          2. SERVICES PROVIDED BY ITC*DELTACOM: Subject to the terms and conditions of this Agreement, ITC*DeltaCom shall provide certain long distance telecommunications services (the "Services") to Customer as further described in Attachment 1. Both parties agree that the services provided herein which are subject to regulation by any governmental entity, agency or commission shall be provided in accordance with the governmental entity's, agency's, or commission's rules and regulations and ITC*DeltaCom's current approved tariff and as the same may be amended from time to time. All charges for usage of the services to be provided by ITC*DeltaCom, or by Customer to its customers, hereunder shall not exceed the maximum limit charges established by order or ruling of any governmental agency or entity from time to time, if any such limits are established.

          3. RATES: The rates applicable to the Services provided to Customer by ITC*DeltaCom are contained in Attachment 1.1.

          4. PAYMENT FOR SERVICES: A statement for Services provided to Customer under this Agreement shall be submitted to Customer by ITC*DeltaCom on a monthly basis and shall be due and payable on the due date stated therein (which shall not be earlier than thirty (30) days after Customer's receipt of the statement). The first and the final statement for Services will be for a partial month in the event the service dates do not coincide with ITC*DeltaCom billing dates. Payments received more than ten (10) days from the due date will be considered delinquent and will bear interest at the rate of one and one half percent (1.5%) per month or at the maximum rate allowed by law, whichever is less, on any sum remaining delinquent. Customer shall be responsible for payment to ITC*DeltaCom for all excise, sales, use and other similar taxes which may be levied by any governing body for Service furnished under this Agreement. All statements shall be deemed to be correct and binding upon Customer unless written notice is provded to ITC*DeltaCom of any disputed charges within six (6) months of the date of the statement. In no event does such notice excuse Customer from making payment within the time provided herein.

         5. SUSPENSION OF SERVICE FOR NONPAYMENT: ITC*DeltaCom may suspend Service ten (10) days after mailing or telefaxing written notice to Customer of nonpayment of any sum fifteen (15) or more days past the statement due date (but only if the Customer does not cure the non-payment within the ten (10) day period). Following a suspension of Service(s), ITC*DeltaCom may terminate the Service(s) to Customer, in whole or in part, without further notice to Customer, if nonpayment is not corrected with five (5) days of suspension of Service. Neither suspension nor termination of the Service will relieve Customer of any obligation to pay ITC*DeltaCom's statement(s) for Services. Should this Agreement be terminated by Customer prior to the expiration of the term of this Agreement, Customer shall be responsible for payment of all reasonable costs, charges, and expenses incurred by ITC*DeltaCom resulting from the early termination of this Agreement.

         6. SECURITY FOR PAYMENT: Upon request by ITC*DeltaCom, Customer agrees to provide financial statements and/or other indications of financial circumstances.

         7. COMPLIANCE WITH ADMINISTRATIVE PROCEDURES: Customer shall comply with the administrative procedures of ITC*DeltaCom which have been previously delivered to Customer, and as the same may be amended from time to time by mutual agreement of the parties in writing, regarding providing of documentation and information necessary for ITC*DeltaCom to provide the Services described herein to Customer.

         8. BRANDING OF CALLS: Customer shall be responsible for assuring that for billing purposes all Services provided hereunder shall be branded in the name of Customer and that Customer's customers and any other end users to whom the Services are offered by Customer are informed that the Services provided and rates charged the customer and end user are rates established by Customer.

         9. CANCELLATION: Either Party shall have the right to cancel this Agreement without liability if ITC*DeltaCom is prohibited from furnishing the Service or if any material rate or term contained herein is materially adversely changed by order of the highest court of competent jurisdiction to which the matter is appealed, the Federal Communications Commission, or any other federal, state, or local government authority.

         10. USE AND PROTECTION OF INFORMATION: The parties agree that the terms of this Agreement or any modifications hereto and any information exchanged between them, except information which is in the public domain, in any form, is confidential information ("Confidential Information"). The Parties agree that during the term of this Agreement and for a period of three (3) years thereafter, they will not, without the prior written consent of the disclosing
Party: (i) use any portion of such Confidential Information for any purpose other than performance pursuant to this Agreement; or (ii) disclose any portion of such Confidential Information to a third party; provided, however, that the recipient may disclose Confidential Information to the extent such disclosure is required either by a governmental or regulatory authority or to enforce its rights under this Agreement. The obligations to protect Confidential Information shall remain in effect except to the extent that such Confidential Information
(a) becomes generally available to the public other than as a result of unauthorized disclosure by the recipient Party, (b) has been released without similar restriction by the disclosing Party to another person or entity, (c) was known by the recipient Party prior to disclosure or (d) was independently developed by or furnished by an independent third party to the recipient Party without a breach of this Agreement. Confidential Information of a tangible nature shall remain the property of the disclosing Party, and shall be returned to the disclosing Party or shall be destroyed upon termination of this Agreement. The recipient Party agrees to safeguard Confidential Information utilizing the same degree of care utilized by the recipient Party in protecting its own confidential information.

         11. LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTY: IN NO EVENT SHALL ITC*DELTACOM BE LIABLE TO CUSTOMER, OR ANY END USER OR ANY OTHER PARTY, PERSON OR ENTITY FOR DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE, OR ANY OTHER FORM OF DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF MISTAKES, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, LOST DATA, CLAIMS OF THIRD PARTIES, OR DEFECTS IN TRANSMISSION, OR DELAYS, INCLUDING THOSE WHICH MAY BE CAUSED BY REGULATORY OR JUDICIAL AUTHORITIES OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF ITC*DELTACOM PURSUANT TO THIS AGREEMENT, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE AND OTHERWISE. ITC*DELTACOM MAKES NO WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF THE SERVICE OR THE LOCAL ACCESS, OR AS TO ANY OTHER MATTER ALL OF WHICH WARRANTIES BY ITC*DELTACOM ARE HEREBY EXCLUDED AND DISCLAIMED. For purposes of this Paragraph, the term "ITC*DeltaCom" shall be deemed to include ITC*DeltaCom Communications, Inc., its parent entity, affiliates, and subsidiaries.

         12. NO THIRD-PARTY BENEFICIARIES: This Agreement is for the sole benefit of the parties hereto and their respective permitted successors and assigns, and shall not be construed as granting rights to any person or entity other than the parties or imposing on either party obligations to any person or entity other than a party.

         13. INDEMNITY: (A) Each Party, its officers, agents or employees engaged in performance under this Agreement shall at no time be deemed to be performing as agents or employees of the other Party, or as joint venturers, and any acts, errors or omissions of such officers, agents and employees shall not be deemed to be those of the other Party. (B) Each Party shall indemnify and hold the other and/or all of its officers, agents, servants, parent, subsidiaries and employees ("Affiliates") or any of them, harmless from and against any and all losses, claims, damages, liabilities, costs, and expenses ("Claims") imposed upon either Party (including without limitation damages to property or injuries, including death, to Affiliates, employees or subcontractors, and all other persons performing this Agreement) as a result of a negligent act or omission on the part of the indemnifying Party, its Affiliates, or subcontractors in connection with the performance of this Agreement or as a result of a breach or default of any covenant of the indemnifying Party under this Agreement.

         14. FORCE MAJEURE: Except as provided in this Agreement, either Party may delay performance hereunder due to causes beyond its reasonable control, including but not limited to acts of God, fire, explosion, vandalism, cable cut, storm or other similar catastrophes; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments, having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority; national emergencies; insurrections; riots; wars; or strikes, lock-outs, work stoppages or other labor difficulties. If such delay in performance shall be on the part of ITC*DeltaCom and shall be for more than thirty (30) days, then Customer may terminate this Agreement with no liability on the part of any Party. The affected Party shall use its best efforts to remove the cause of the delay.

         15. ASSIGNMENT: This Agreement is not assignable by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, and any attempt to assign any of the rights, duties or obligations of this Agreement without such consent is void. Notwithstanding the foregoing, either Party may assign any rights, duties, or obligations of this Agreement to a parent, subsidiary or affiliate, or any successors in interest created by merger, divestiture, or reorganization without the written consent of the other Party. It shall be a condition precedent to any permitted assignment that the assignee shall execute a counterpart of this Agreement, thereby becoming a Party to this Agreement and agreeing to be bound by all of the terms and provisions hereof. Either Party may assign and pledge its interest under this Agreement as security for indebtedness without the other Party's written consent.

         16.   ADDITIONAL PROVISIONS:

         (A) The failure of either Party to give notice of default or to enforce or insist upon compliance with any terms or conditions of this Agreement, the waiver of any term or condition of this Agreement, or the granting of an extension of time for performance, shall not constitute the permanent waiver of any term or condition of this Agreement, and this Agreement and each of its provisions shall remain at all times in full force and effect until modified by the parties in writing.

         (B) Each Party agrees to comply with, and shall require its agents, servants, employees and contractors to comply with all applicable laws, rules, regulations and orders of all governmental and quasi-governmental agencies having jurisdiction over such Party or its telecommunication services and to obtain and maintain in effect all permits, licenses, approvals, and agreements that are needed to operate its telecommunication services and perform its obligations under this Agreement.

         (C) In event suit is brought or an attorney is retained by any Party to this Agreement to enforce the terms of this Agreement or to collect any moneys due hereunder or to collect money damages for breach hereof, the prevailing Party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney's fees, court costs, costs of investigation and other related expenses incurred in connection therewith. All suits brought by either Party must be commenced within one (1) year of the action on which the claim is based, or less if so required by Alabama law.

         (D) No subsequent agreement between Customer and ITC*DeltaCom concerning the Services shall be effective or binding unless it is made in writing, and no representation, promise, inducement or statement or intention has been made by either Party which is not embodied herein.

         (E) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns; provided, however, neither Party may assign or transfer its right or obligations under this Agreement without prior written consent of the other Party, which consent shall not be unreasonably withheld.

         (F) Notices under this Agreement shall be in writing and delivered by overnight express courier service or by registered or certified mail, return receipt requested, postage paid, to the person whose names and business addresses appear herein, or as otherwise provided by proper notice hereunder, and the effective date of any notice under this Agreement shall be the date of delivery or refusal of such notice, and not the date of mailing.

                 TO DELTACOM:    Susan Crane, Vice President Special Markets
                                 ITC*DeltaCom
                                 161 South Main Street
                                 P.O. Box 1233
                                 Arab, AL 35016

                 COPY TO:        General Counsel
                                 ITC*DeltaCom
                                 700 Boulevard South, Suite 101
                                 Huntsville, AL 35802

                 TO CUSTOMER:    Chad Wachter
                                 Knology Holdings, Inc.
                                 1239 O.G. Skinner Drive
                                 P.O. Box 510
                                 West Point, GA 31833

         (G) The Parties agree that in the event a decision or rating by a regulatory authority at the federal, state or local level materially affects the rights or obligations of either Party arising out of this Agreement, the Parties will negotiate in good faith to modify this Agreement in light of such decision. Should said decision or ruling prevent the continuance of these services then either Party may terminate this Agreement with notice to the other Party without further liability hereunder, except as may be provided in this Agreement.

         (H) This Agreement sets forth the entire understanding of the Parties and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof.

         (I) The section headings used herein are for convenience only, and shall not be deemed to constitute integral provisions of this Agreement.

         (J) Each of the Parties hereto warrants to the other that the person or persons executing this Agreement on behalf of such Party has the full right, power and authority to enter into and execute this Agreement on such Party's behalf and that no consent from any other person or entity is required as a condition precedent to the legal effect of this Agreement.

         (K) The Attachment(s) and Exhibits(s) referenced in this Agreement, as same may be amended from time to time in writings executed by both Parties, shall be deemed an integral part hereof to the same extent as if fully set out herein.

         (L) To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of or on behalf of each Party appear on each counterpart; but it shall be sufficient that the signature of or on behalf of each Party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than any counterpart or counterparts contain signatures of both Parties.

         (M) This Agreement and all other documents and writings associated herewith shall be governed by the laws of the state of Alabama. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or remaining provisions of this Agreement and the Parties hereby agree to negotiate with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable.

         IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives in one or more counterparts, each of which shall constitute an original, on the date indicated below.

KNOLOGY HOLDINGS, INC.                        ITC*DELTACOM COMMUNICATIONS, INC.:

By: /s/ Felix Bocucci                         By: /s/ Douglas Shumate
   -------------------------------               -------------------------------

Name: FELIX BOCUCCI                           Name: DOUGLAS SHUMATE
     -----------------------------                 -----------------------------

Title: VP                                     Title: CFO
      ----------------------------                  ----------------------------

Date: April 26, 1999                          Date: April 28, 1999
     -----------------------------                 -----------------------------

                                  ATTACHMENT 1

                              SERVICE DESCRIPTION


SERVICES OFFERED

ITC*DeltaCom will provide the following services to Customer consisting of, but not be limited to, the following:

         Domestic and International Outbound Dedicated Services
         Domestic and International Inbound Toll Free Dedicated Services Domestic Equal Access Outbound Switched Services
         Domestic and International Toll Free Inbound Switched Services Operator Services
         Domestic Directory Assistance (411 and NPA-555-1212)
         Calling Card Services
         Prepaid LD Cards

"Extended" rates apply to Alaska, Hawaii, and domestic 809.

The following services will be billed in increments of 6 seconds:
         Domestic Outbound Dedicated
         Domestic Inbound Dedicated
         International Inbound Dedicated

The following services will be billed in increments of 18 seconds for the initial increment and 6 seconds for each additional increment thereafter:

         Calling Cards
         Domestic Equal Access Switched
         Domestic Inbound (Toll Free) Switched

The following services will be billed in increments of 30 seconds for the initial increment and 6 seconds for each additional increment thereafter:

         International Outbound Dedicated
         International Toll Free Switched

The following services will be billed per completed message:
         Domestic Directory Assistance (411 and NPA-555-1212)

ACCESS

Customer will be responsible for access from its premise(s) to the ITC*DeltaCom POP locations. Customer may obtain access, at their expense, to ITC*DeltaCom's SS7 network.

CALL RECORDING

Customer will receive call records and billing detail from ITC/Interstate Valley Telephone (IVTC). All call record recording from ITC*DeltaCom for Customer is provided monthly, via magnetic tape, to IVTC for Customer bill generation.

CALLING CARD PRINTING

ITC*DeltaCom will provide batch card printing to Customer with the following requirements:

Customer will provide the plastic card stock and is responsible for the reorder of plastic card stock. A minimum of three (3) weeks will be required to have cards reordered. A minimum charge of fifty dollars ($50.00) per order will be applied which will cover up to 100 cards. Cards may only be ordered in increments of 100. These charges only apply to printing on one side of the card. The card stock should have the dialing instruction preprinted on the back side of the card. Information required to print the cards must be provided to ITC*DeltaCom on diskette. For over 100 cards, the following rates apply:

# of Cards        Per Card
----------        --------
101-500            $0.25
510-1000           $0.22
1001 and over      $0.20

CALLING CARD SERVICE

ITC*DeltaCom will originate and terminate the calling card service for Customer. The card numbers will reside in ITC*DeltaCom switches and will be supplied to Customer in batch orders. Customer will be allowed two active universal toll free numbers for calling card access. Customer will be responsible for all calls on the card numbers issued to Customer. Customer should notify ITC*DeltaCom immediately when Customer suspects fraudulent calls on any of their assigned calling cards. Periodically, ITC*DeltaCom will request Customer to deactivate calling cards that have not had usage for a period of six (6) months.

PREPAID LD CARDS

Customized prepaid LD Cards will be provided to Customer at the following rates:

Production Costs:          $450 per 1,000 cards

Custom voice recordings    $25.00 per recording

Usage Rate:                $0.17 per minute (includes inbound, outbound,
                           platform processing)

                                 ATTACHMENT 1.1

                                   BASE RATES

      DEDICATED INBOUND/OUTBOUND

                 Interstate  Interstate           Intrastate   Rates
                     SE       Off Net
                                          Florida   Alabama   Georgia  S. Carolina  Louisiana  Tennessee
  Volume
$0 - $150,000     $[*]     $[*]     $[*]   $[*]   $[*]    $[*]     $[*]    $[*]
$150K - $300K     $[*]     $[*]     $[*]   $[*]   $[*]    $[*]     $[*]    $[*]
$300K +           $[*]     $[*]     $[*]   $[*]   $[*]    $[*]     $[*]    $[*]

      SWITCHED INBOUND/OUTBOUND

                 Interstate  Interstate           Intrastate    Rates
                     SE       Off Net
                                          Florida   Alabama   Georgia   S. Carolina  Louisiana  Tennessee
  Volume
$0 - $150,000     $[*]     $[*]     $[*]   $[*]   $[*]     $[*]     $[*]    $[*]
$150K - $300K     $[*]     $[*]     $[*]   $[*]   $[*]     $[*]     $[*]    $[*]
$300K +           $[*]     $[*]     $[*]   $[*]   $[*]     $[*]     $[*]    $[*]

EXTENDED - $[*] per minute (includes Alaska, Hawaii and Domestic 809) INTERNATIONAL OUTBOUND DEDICATED SERVICES:
         Canada -    $[*] per minute
         Other countries (see attached)

TOLL FREE MONTHLY RECURRING FEE; $[*] PER TOLL FREE NUMBER/PER MONTH

PAYPHONE USER SURCHARGE FEE:
$[*] will be assessed for each toll free number dialed from a payphone when said call terminates to a toll free (800/888) number to which customer is the subscriber of the number from ITC*DeltaCom

CALLING CARDS:
Volume
$0 - $150,000              $[*] per minute
$150,001 - $300,000        $[*]
$300,001 and up            $[*]

Customer will incur $[*] surcharge, per call, when using calling card

CUSTOMER IS RESPONSIBLE ALL FRAUD ASSOCIATED WITH CARD USAGE.

DOMESTIC DIRECTORY ASSISTANCE (see EXHIBIT A TO ATTACHMENT 1.1)

OPERATOR SERVICES - (see EXHIBIT B TO ATTACHMENT 1.1)


FACILITY COST

Customer will incur transport cost from DeltaCom POPs to the IVTC DMS switch located in West Point as follows:

Montgomery & Columbus
These charges are quoted to Customer at $[*] per DS1

Other Customer sites will require transport cost to the ITC*DeltaCom POP in that location to the selected Customer switch site at the rate of:

$[*] per DS0 circuit mile         for DS1 level service
$[*] per DSO circuit mile         for DS3 level service

These rates are applicable to the network identified by the red and dark green lines as shown on the attached exhibit (see EXHIBIT C TO ATTACHMENT 1.1) and which are served by multiple fiber facility based LD carriers.

These rates are for ITC*DeltaCom network facilities, POP to POP. If off-net facilities are required, quotes will be provided to Customer on an individual case basis.

Customer will not incur transport cost from DeltaCom POP located in West Point to DeltaCom switch located in Birmingham.

                          EXHIBIT A TO ATTACHMENT 1.1

                    DIRECTORY ASSISTANCE PRICING FOR KNOLOGY


BellSouth Territory                 Per Attempt                $[*]

BellSouth Territory is defined as the nine states comprising the BellSouth territory. Independent areas are not covered in this pricing category.

Other domestic NPA's                0 to 20,000 Attempts       $[*]
                                    20,001 + Attempts          $[*]

Customer listings (local service) must be listed with Bell for DA service availability. This information must be provided to Bell directly from the customer.

                          EXHIBIT B to Attachment 1.1

                           Operator Services Pricing

LIVE OPERATOR:
ATTEMPTS PER MONTH                  PRICE PER ATTEMPT*
                                    ------------------
1         -   25,000                       $[*]
25,001    -   50,000                       $[*]
50,001    -  100,000                       $[*]
100,001   -  AND UP                        $[*]

AUTOMATED OPERATOR:                 PRICE PER ATTEMPT*
ATTEMPTS PER MONTH                  ------------------
0         -  100,000
100,001   -  200,000                       $[*]
200,001   -  AND UP                        $[*]

VALIDATION SERVICES:                       $[*]
   PER VALIDATION QUERY                    $[*]

PORT UTILIZATION:                          $[*]
CALL RATING:
     PER CALL:                             $[*]
TRANSMIT OUTCLEARING TO ZPDI:
     PER RECORD                            $[*]
OUTCLEAR CREDIT CARD CALLS TO ZPDI:
     PER RECORD                            $[*]

BAD DEBT CALCULATION BEGINNING @ [*]%, TO BE TRUED UP TO ACTUAL

* pricing is based upon individual monthly volumes, with pricing retroactive to first attempt once pricing level has been reached for the month.

Tariff approved name for branded services by Customer must be filed and provided to Operator Service group. Separate trunk group from Operator Service switch to Customer's switch will be required for branding purposes. Cost of these trunks will be Customer's responsibility.

Customized Recording for Branding
$[*]  for the initial recording
$[*]  for each occurrence to change the recording

Customer listings (local service) must be listed with Bell for DA service availability. This is to be provided to Bell by Customer.